                                                                      EXHIBIT 99


(UNITED BANCORP, INC. LOGO)  United Bancorp, Inc.

P.O. BOX 10 o MARTINS FERRY, OHIO 43935 o Phone: 740/633-BANK   Fax:740/633-1448
We are United to Better Serve You

================================================================================
                                  PRESS RELEASE
================================================================================

UNITED BANCORP, INC.
201 South 4th at Hickory Street, Martins Ferry, OH  43935

Contact:    James W. Everson                   Randall M. Greenwood
            Chairman, President and CEO        Senior Vice President, CFO and Treasurer
Phone:      (740) 633-0445 Ext. 120            (740) 633-0445 Ext. 181
            ceo@unitedbancorp.com              cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE: 2:00 PM             October 26, 2005

                  SUBJECT: UNITED BANCORP, INC. REPORTS EARNINGS PER SHARE OF $0.66 FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2005.

MARTINS FERRY, OHIO ooo United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported earnings of $2,529,000 compared to $2,629,000 for the nine-months ended September 30, 2005 and 2004, respectively. On a per share basis, basic earnings per share were $0.66 for the nine-months ended September 30, 2005 as compared to $0.68 for the same period in 2004, a decrease of 2.9%. Earnings per share data for the 2004 nine-month period gives effect to the 10% stock split paid in the form of a dividend in December 2004.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer, of UBCP remarked, "The Company's 2005 nine-months earnings generated an annualized 0.84% return on average assets ("ROA") and an annualized 10.3% return on average equity ("ROE") compared to 0.91% ROA and 10.4% ROE for the same period in 2004." During the nine-months ended September 30, the Company's core pre-tax earnings increased $46,000. The relatively stable core earnings were supported by the 8.3% increase in loans, and an increase in noninterest income of 21% or $133,000. The $68,000 decline in pre-tax earnings for the nine-months ended September 30, 2005 compared to the same period in 2004 is attributable to an $114,000 reduction in cyclical gains on sale of loans and securities, which was partially offset by the aforementioned $46,000 increase in core earnings. The Company's realized loss from the sale of securities and loans totaled $9,000 for the nine-months ended September 30, 2005 compared to gains of $105,000 for the same period in 2004, reflecting an $82,000 after-tax reduction.

James W. Everson, Chairman, President & CEO, stated, "Our core pre-tax earnings increase of $46,000 for the nine-months ended September 30, 2005 was also off-set by an increase in the Company's effective tax rate from 2004 to 2005 as our focus has been to reduce our tax-free securities portfolio and grow the loan portfolio. Our continued expansion and growth of market share within the markets we serve has increased our loans outstanding which, for the first three quarters of 2005, has more than offset the pressure on our net interest margin as a result of a flat yield curve. The focus of the affiliate banks' lending activities in the local markets they serve continues to help keep our credit quality strong, as evidenced by a low 0.23% of net charge-offs to average loans. This level of net charge-offs to average loans of 0.23% for the nine-months ended September 30, 2005 is near its lowest levels since the expansion of our Community Bank affiliate into Fairfield County in 2000."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $405.7 million and total shareholder's equity of approximately $33.9 million as of September 30, 2005. Affiliates of UBCP include The Citizens Savings Bank and The Community Bank with seventeen banking offices, and an Operations Center located in Ohio serving Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas Counties. The Company trades on The Nasdaq SmallCap Market tier of the Nasdaq Stock Market under the symbol UBCP, Cusip #909911109.

                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                  Symbol "UBCP"


                                                                  FOR THE THREE MONTHS ENDED SEPTEMBER 30,             %
                                                                        2005                   2004                  CHANGE
                                                                   ---------------        ---------------        ---------------
EARNINGS
    Total interest income                                          $     5,658,262        $     5,159,229                   9.67%
    Total interest expense                                               2,403,868              1,850,837                  29.88%
                                                                   ---------------        ---------------
    Net interest income                                                  3,254,394              3,308,392                  -1.63%
    Provision for loan losses                                               68,000                159,500                 -57.37%
    Service charges on deposit accounts                                    343,591                334,663                   2.67%
    Net realized (losses)/gains of sales on securities                     (19,195)               (22,684)                -15.38%
    Net realized gains on sale of loans                                      3,459                  8,024                 -56.89%
    Other noninterest income                                               246,427                205,165                  20.11%
    Total noninterest income                                               574,282                525,168                   9.35%
    Total noninterest expense                                            2,664,072              2,560,231                   4.06%
    Income tax expense                                                     268,400                215,400                  24.61%
                                                                   ---------------        ---------------
    Net income                                                             828,204                898,429                  -7.82%
PER SHARE
    Earnings per common share - Basic                              $          0.22        $          0.24                  -8.33%
    Earnings per common share - Diluted                                       0.22                   0.23                  -4.35%
    Cash Dividends paid                                                       0.13                   0.12                   8.33%
SHARES OUTSTANDING
    Average - Basic                                                      3,818,836              3,815,193                     --
    Average - Diluted                                                    3,819,325              3,833,820                     --


                                                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30,              %
                                                                        2005                    2004                  CHANGE
                                                                   ---------------         ---------------        ---------------
EARNINGS
    Total interest income                                          $    16,325,946         $    15,283,161                   6.82%
    Total interest expense                                               6,538,921               5,595,442                  16.86%
                                                                   ---------------        ---------------
    Net interest income                                                  9,787,025               9,687,719                   1.03%
    Provision for loan losses                                              328,000                 498,500                 -34.20%
    Service charges on deposit accounts                                    972,693                 970,613                   0.21%
    Net realized gains of sales on securities                              (25,291)                 72,602                -134.84%
    Net realized gains on sale of loans                                     15,979                  32,560                 -50.92%
    Other noninterest income                                               766,150                 633,292                  20.98%
    Total noninterest income                                             1,729,531               1,709,067                   1.20%
    Total noninterest expense                                            7,924,380               7,565,884                   4.74%
    Income tax expense                                                     735,170                 703,005                   4.58%
                                                                   ---------------        ---------------
    Net income                                                     $     2,529,006         $     2,629,397                  -3.82%
PER SHARE
    Earnings per common share - Basic                              $          0.66         $          0.68                  -2.94%
    Earnings per common share - Diluted                                       0.66                    0.68                  -2.94%
    Cash Dividends paid                                                       0.39                    0.36                   8.33%
    Book value (end of period)                                                8.87                    8.71                   1.84%
SHARES OUTSTANDING
    Average - Basic                                                      3,804,917               3,821,025                     --
    Average - Diluted                                                    3,806,038               3,827,182                     --
AT QUARTER END
    Total assets                                                   $   405,694,416         $   384,885,709                   5.41%
    Total assets (average)                                             401,049,000             384,866,170                   4.20%
    Other real estate and repossessions                                  1,139,663                 924,754                  23.24%
    Gross loans                                                        230,587,731             212,911,916                   8.30%
    Allowance for loan losses                                            2,942,447               2,966,825                  -0.82%
    Net loans                                                          227,645,284             209,945,091                   8.43%
    Net loans charged off                                                  380,975                 375,159                   1.55%
    Non-performing loans                                                   974,000                 369,000                 163.96%
    Average loans                                                      222,686,000             206,985,000                   7.59%
    Securities and other restricted stock                              148,250,144             145,033,306                   2.22%
    Shareholders' equity                                                33,904,241              33,531,093                   1.11%
    Shareholders' equity (average)                                      32,720,000              32,340,000                   1.18%
STOCK DATA
    Market value - last close (end of period)                      $         12.45         $         13.07                  -4.74%
    Dividend payout ratio                                                    59.09%                  52.94%                 11.62%
    Price earnings ratio                                                     14.15x                  14.36x                 -1.48%
KEY PERFORMANCE RATIOS
    Return on average assets (ROA)                                            0.84%                   0.91%                 -7.60%
    Return on average equity (ROE)                                           10.31%                  10.84%                 -4.93%
    Net interest margin (FTE)                                                 3.69%                   3.72%                 -0.81%
    Interest expense to average assets                                        2.17%                   1.94%                  8.49%
    Total allowance loan losses
        to nonperforming loans                                              302.10%                 804.02%                -62.43%
    Total allowance loan losses
        to total loans                                                        1.28%                   1.39%                -11.46%
   Nonperforming loans to total loans                                         0.42%                   0.17%                 48.48%
   Nonperforming assets to total assets                                       0.52%                   0.34%                  5.55%
   Net charge-offs to average loans                                           0.23%                   0.24%                 -4.95%
   Equity to assets at period end                                             8.36%                   8.71%                  4.94%

The information contained in this press release contains forward-looking statements regarding expected future performances which are not historical facts and which involve risk and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements. In order to comply with securities regulations and to treat all investors fairly, we will not disclose material non-public information to any shareholder. However, if a question recurs or raises an issue which we have not addressed in our public releases, we will consider including the information in our next public release. Please note that we do not hold conference calls, and that we do not intend to do so in the future.